                                                                   EXHIBIT 10.61

                         COMPREHENSIVE CARE CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT ("Purchase Agreement") is made and entered into as of this 15th day of April, 1995, by and among COMPREHENSIVE CARE CORPORATION, a Delaware corporation (the "Company"), and the persons whose names appear on the signature pages hereof (hereinafter collectively called the "Purchasers").

                                R E C I T A L S:

         A. The Company desires to obtain financing by issuance of its authorized and previously unissued shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

         B. The Purchasers desire to acquire shares of the Common Stock (such shares referred to herein individually as a "Share" and collectively as the "Shares") on the terms and conditions set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATIONS, IT IS AGREED as follows:

         1. Issue of the Shares. Subject to the terms and conditions hereof, the Company has authorized the issuance of an aggregate of 150,000 Shares to the Purchasers (allocated as provided in Section 9 hereof) for a purchase price of $6.50 in cash for each Share. The purchase price will be payable upon the execution and delivery of this Purchase Agreement by wire transfer in same-day or next-day funds as directed by the Company in writing.

         2. Representations and Warranties of the Company. The Company represents and warrants that:

                 2.1 The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in the State of California and each state in which the nature of its business or properties requires such qualification (except where failure as to qualify would not have a material adverse effect on the Company taken as a whole), with full power and authority, corporate and otherwise, to enter into and perform this Purchase Agreement, and to execute and deliver the various instruments and documents provided for herein.

                 2.2 The execution, delivery and performance by the Company of this Purchase Agreement, and the making, execution and delivery by the Company of the instruments contemplated hereby, have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or of its Certificate of Incorporation or

Bylaws, or result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which it is a party, or by which it or its property may be bound or affected. This Purchase Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms.

                 2.3 Except as set forth in a Schedule attached hereto, (a) there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened against or affecting the Company and (b) there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened against the Company.

                 2.4 The authorized capital of the Company is 12,500,000 shares of Common Stock, $0.01 par value per share, of which approximately 2,314,529 were issued and outstanding as of February 28, 1995, and 60,000 shares of Preferred Stock, $50.00 par value per share, of which no shares are issued and outstanding. There are no shares of Common Stock reserved for issuance for options, warrants or conversion of convertible securities, except as listed on a Schedule hereto.

                 2.5 The Company's subsidiaries are as set forth in a Schedule attached hereto.

                 2.6 The minute books of the Company have been properly kept and reflect all transactions entered into by the Company which require submission to or action by the stockholders or directors of the Company.

                 2.7 Any and all licenses and approvals required by the Company for the conduct of its business have been obtained from the federal, state, or local authorities concerned, all of which are in good standing.

                 2.8 The Shares of Common Stock issuable under this Purchase Agreement have been duly authorized and, when issued against payment therefor, will be validly issued, fully paid and nonassessable

                 2.9 Except for any applicable requirements of state securities laws (as to which no representations or warranties are made), no governmental permit, consent, approval or authorization is required in connection with (i) the execution and delivery of this Purchase Agreement by the Company or (ii) the offer, sale, issuance and delivery of the Notes contemplated hereby by the Company; provided that, all representations made to the Company by the Purchasers in this Purchase Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

                 2.10 Included in the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 are the consolidated balance sheets of the Company at May 31, 1994 and May 31, 1993, and the consolidated statements of operations, cash flows and stockholders' equity for the year ended May 31, 1994, with the report thereon of Arthur Andersen & Co., independent accountants. Included in the Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1994 and November 30, 1994 are the unaudited consolidated balance sheets of the Company as of such dates, the unaudited consolidated statements of operations for the three-month periods ended on such dates and for the corresponding prior year periods, and the unaudited consolidated statements of cash flows for the three-month periods ended on such dates and for the corresponding prior year periods.

                 2.11 None of the Company's reports and filings with the Securities and Exchange Commission ("SEC") contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made or omitted, not misleading.

                 2.12 The Company Common Stock is traded on The New York Stock Exchange, Inc. ("NYSE"). No assurance is made as to any future NYSE listing of Shares of Common Stock.

                 2.13 The proceeds received by the Company from the Shares will be applied to general corporate purposes.

         3. Representations of Each of the Purchasers. This Purchase Agreement is made with Purchasers by the Company in reliance upon the Purchasers' representations to the Company, which by Purchasers' acceptance hereof, Purchasers confirm, severally and not jointly, except as indicated herein, that
(a) Purchasers are acquiring the Shares to be delivered for their own account and not for the beneficial interest of any other person, and not with a view to the distribution thereof, and that Purchasers will not distribute, sell or otherwise dispose of the Shares except as permitted under the Securities Act of 1933, as amended (the "Act"), the General Rules and Regulations thereunder, and all applicable State "Blue Sky" laws; (b) Purchasers have been afforded access to information and have been informed fully concerning the Company, its financial condition and business prospects; (c) Purchasers' financial circumstances are such as to permit Purchasers to make this investment without having a present intention or need to liquidate their investment and Purchasers also severally acknowledge their awareness that their investment is subject to substantial risk of loss; (d) Purchasers severally confirm further that they have been advised that Shares have not been registered under the Act, and that, accordingly, the Shares will be what is commonly known as "restricted securities," and are not freely transferrable by the Purchasers except pursuant to an exemption from registration under the Act, such as Rule 144, the substance of which is known to the Purchasers; and (e) that substantially the following legends shall be placed on the Shares:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT OR REGULATION D THEREUNDER AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF OR ENCUMBERED EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.

         4. Transfer by Each of the Purchasers. Neither the Shares to be purchased by Purchasers, nor any interest therein, shall be sold, transferred, assigned, or otherwise disposed of, unless the Company shall previously have received an opinion of counsel knowledgeable in federal securities law, in form and substance satisfactory to the Company and accompanied by such supporting documents as the Company may reasonably request, to the effect that registration under the Act is not required in connection with such disposition pursuant to the Act or the General Rules and Regulations thereunder. The certificates evidencing the Shares shall bear a conspicuous notation, substantially as provided above, setting forth the restrictions on transfer herein set forth.

         5.      Registration.

                 5.1 (a) Incidental Registration. The Company will notify the Purchasers of any proposed filing of a registration statement at least thirty
(30) days prior to each time that the Company proposes to file such registration statement covering shares of its Common Stock other than (i) a registration statement for the purpose of registering employees' stock options or plans or employees' stock purchase or other such director or employee plans on Form S-8 or its equivalent, or (ii) a registration statement filed in connection with a business combination, and will include in not more than two (2) such registration statements any Shares issued to Purchasers which Purchasers request to have so registered, by notifying the Company not later than ten (10) days after the receipt by Purchasers of the Company's notice. If any Purchaser requests such registration, all of the Purchasers shall be entitled to register such number of their Shares at that time as they shall specify in writing to the Company, subject to reduction on a pro rata basis if in the reasonable judgment of the Company or its underwriter or investment banker the inclusion of more shares could reasonably be expected to threaten the success of the registration.

                          (b)     Demand Registration.  If the Company has not
instituted registration procedures within the period ending forty-five (45) days after the date of this Purchase Agreement and which afford the Purchasers an opportunity to include their shares in such registration proceedings, the Purchasers shall be entitled to demand a registration with the SEC of some or all of their Shares. The demand must be made by the holders of not less than one-half of the Shares originally issued under the Purchase Agreement. The obligations of the Company and of the Purchasers in connection with any demand registration shall be as set forth in Section 5.1(c) below.

                          (c)     Terms of Registrations.  The foregoing rights
and duties shall be subject to the following terms and conditions:

                                  (i) The Company's duty to notify the
         Purchasers and to include any Purchaser's Shares in any such registration statement pursuant to an incidental registration under
         Section 5.1(a) shall cease after any of the Purchasers' Common Stock has been included in any two (2) effective registration statements, including any pursuant to Section 5.1(b).

                                  (ii) The Company shall bear the cost of any
         registration statement and the incremental expense of including therein any of the Purchasers' Shares pursuant to this Section 5.1, except that the Purchasers shall bear the following expenses ratably applicable to each Purchaser's Common Stock: any underwriting discount or brokerage commissions, SEC or NYSE or "Blue Sky" filing or similar fees, securities transfer taxes, if applicable, and the Purchaser's own legal expenses.

                                  (iii) The Company will use its best efforts to
         cause such registration statement to become effective under the Act; provided, however, that if any securities being sold directly by the Company are included in such registration statement, the Company may at its discretion elect not to proceed with such registration statement or to withdraw such registration statement after it has been filed but before it becomes effective under the Act without regard to whether the registration statement also includes any of the Purchasers' Shares. In the event that any such registration is terminated by the Company prior to effectiveness, such registration shall not be counted as one of the two (2) registration statements under which a Purchaser is entitled to include Shares hereunder.

                                  (iv) If such registration statement relates to
         an underwritten public offering of the Company's Common Stock for cash and the underwriters or managing underwriters of such proposed offering determine in good faith that the marketability of the underwritten Company's Common Stock so requires, Purchasers' Common Stock which has been included in the registration statement pursuant to this section shall not be offered or sold to the public for such period up to sixty
         (60) days from the effective date of the registration statement, as such underwriters shall specify in writing. Nothing herein shall require Purchasers to offer such securities through any such underwriter.

                 5.2 The Company's obligations to Purchasers shall require it to use its best efforts to cause any such registration statement to be prepared in accordance with the Act and filed in an expeditious manner with due regard for continuity of the ordinary and necessary business operations of the Company. In connection with any requests pursuant to Section 5.1, the Company will (i) use its best efforts to permit a lawful distribution by Purchasers in the manner specified by Purchasers; (ii) use its best efforts to qualify or otherwise "blue sky" the proposed offering by Purchasers in California, New York, Texas, and not more than two (2) additional jurisdictions agreed upon by the holders of the majority of the shares included in the registration statement; provided, however, if such offering is underwritten by an underwriter, the Purchasers' Shares shall also be "blue skied" in all states covered by the underwriting; and provided, further, that nothing herein contained shall require the Company to qualify as a foreign corporation in a jurisdiction in which it is not presently qualified or to become licensed as a securities broker or dealer in any jurisdiction; (iii) use its best efforts to obtain approval for listing the shares included in the registration statement on the NYSE, or the other principal exchange, or the principal trading market or quotation system upon which shares of Company Common Stock are then traded; (iv) provide Purchasers with a reasonable number of registration statements and prospectuses (including amendments and revisions) requested by Purchasers; and (v) use its best efforts to have such prospectuses meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. The Company shall use reasonable efforts to cause any effective registration statement which includes Purchasers' Shares to remain effective for a period of at least ninety (90) days. Provided, however, in the event of a deferral in the inclusion of Purchasers' Shares, as provided in Section 5.1(c)(iv), such minimum period of ninety (90) days shall be extended by the period of such deferral.

                 5.3 The Company's obligations under this Section 5 are conditioned upon its being furnished by Purchasers with detailed descriptions of Purchasers, their Shares to be covered in the requested registration statement, their proposed method of distribution, and such other relevant information and undertakings as may be required. If any Purchaser or Purchasers do not furnish the requisite information, shares of such Purchasers need not be included in the registration statement. However, this shall not affect the right of the other Purchasers hereunder to have their Shares included within the registration statement.

                 5.4 Anything herein to the contrary notwithstanding, if the Company receives a request pursuant to Section 5.1 hereof and believes, in good faith, that registration under the Act is not required in order to permit the proposed sale or other disposition of such Shares covered by such request either because it reasonably believes it can obtain a "no-action letter" from the SEC permitting the proposed transactions without registration under the Act or it is not required by reason of Rule 144(k) or otherwise, within ten (10) days after receiving such request it will so notify Purchasers in writing and proceed diligently with Purchasers' cooperation to seek to obtain such "no-action letter" or opinion of counsel, as the case may be; provided, however, that if such "no-action letter" or an opinion of counsel reasonably satisfactory in form and substance to Purchasers and Purchasers' counsel (who must be knowledgeable in federal securities law) is not obtained and submitted to Purchasers within thirty (30) days from the date on which Purchaser made a request pursuant to
Section 5.1 hereof, the Company shall diligently proceed to comply with such request in accordance with the terms hereof, without the imposition on Purchasers of an incremental registration expense occasioned by such delay.

                 5.5 In connection with any registration statement pursuant to this Section 5, Purchasers shall severally and not jointly indemnify and hold harmless the Company and each person (if any) who controls the Company within the meaning of Section 15 of the Act from and against all losses, claims, damages and liabilities to which the Company or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by an omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, which statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by Purchasers on Purchasers' behalf specifically for use in connection with such registration statement. Reciprocally, the Company hereby agrees to indemnify and hold harmless Purchasers, any broker or other person who may be deemed an underwriter for Purchasers and each person (if any) who controls the Purchasers or Purchasers' underwriter within the meaning of Section 14 of the Act, from and against all losses, claims, damages and liabilities to which such parties or any of them may be subject, actually or allegedly caused by any untrue or allegedly untrue statement of a material fact contained in any such registration statement or related prospectus or actually or allegedly caused by any omission to state therein a material fact actually or allegedly required to be stated therein or necessary to make the statements therein not misleading, except insofar as such statement or omission shall have been made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchasers specifically for use in connection with such registration statement.

                          (a) The foregoing indemnity shall include reimbursements for any legal or other expenses incurred by the indemnified party or any director, officer or controlling person, as defined above, in connection with investigating or defending any such loss, damage, claim, liability or action.

                          (b) Promptly after receipt by an indemnified party under this Section 5.5 of notice of commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it or him, as the case may be, from any liability to any indemnified party otherwise than under this Section 5.5 except to the extent that the failure to so notify such party adversely affected the indemnifying party. In case any such action is brought against any indemnified party and it or he notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent desired, jointly, with any other indemnifying party similarly notified, assume the defense and control the settlement thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party as to its or his election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 5.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable cost of investigation.

                          (c) The Company and the Purchasers each have the right to make a reasonable investigation of the information contained in any registration statement covered by this Section 5 to confirm its accuracy, subject, however, to the obligation of each Purchaser to keep in confidence any information derived until such time as the information is filed with the SEC.

                 5.6 To the extent transfers of the Shares are permitted pursuant to Section 4 hereof, the Purchasers may transfer, assign or otherwise dispose of their rights under this Section 5, as a whole or in part, to one or more parties; but no such action by the Purchasers shall increase or otherwise affect the nature or extent of the Company's obligations provided in this Section.

         6. Hypothecation of Shares. The Company expressly agrees that any of the Purchasers may pledge, assign or otherwise hypothecate any of the Shares acquired hereby to any other Purchaser.

         7. Choice of Law and Venue; Jury Trial Waiver

         THE VALIDITY OF THIS PURCHASE AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS. THE COMPANY AND EACH PURCHASER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT

EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. THE COMPANY AND EACH PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE PURCHASE AGREEMENT OR THE NOTES OR ANY OF THE AGREEMENTS, DOCUMENTS, INSTRUMENTS AND TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND EACH PURCHASER REPRESENTS FOR ITSELF THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A NON-JURY TRIAL BY THE COURT.

         8. Governmental Authority. No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the execution, delivery or performance of this Purchase Agreement, or the delivery and issuance of the Shares, other than such actions as shall have been taken prior to the Closing.

         9. Notices. Any notice or demand required or desired to be given to or served upon the Company or the Purchasers in connection herewith shall be in writing and deemed to have been sufficiently given or served for all purposes when delivered in person or when deposited in the United States mail certified or registered, postage prepaid, addressed or delivered as follows:

                 If to the Company:       Comprehensive Care Corporation
                                          c/o Chriss Street & Co.
                                          1111 Bayside Drive, Suite 100
                                          Corona del Mar, California 92629
                                          Attention:  Chriss W. Street, Chairman

                 If to the Purchasers:    James R. Moriarty
                                          c/o The Moriarty Law Firm
                                          1111 Bagbe, Suite 1950
                                          Houston, Texas 77002-2546

                     Number of
                of Shares Purchased                         Purchasers:

                150,000                         James R. Moriarty, an individual

              Total:  150,000

or, if any other address shall at any time be designated by the Company or by the Purchaser in writing in conformance with the provisions hereof, to such other address.

         10. Parties in Interest. All the terms and provisions of this Purchase Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, other than purchasers of Shares sold to the public pursuant to Section 5 hereof.

         11. Section and Other Headings. Section and other headings herein are for reference purposes only, and shall not be used in any way to govern, limit, modify, construe or otherwise affect this Purchase Agreement.

         12. Counterparts. This Purchase Agreement may be executed with each Purchaser in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed but one and the same instrument.

         13. Attorneys' Fees. In the event of any suit or action arising out of an Event of Default under this Purchase Agreement, the Purchasers shall be entitled to reasonable attorneys' fees and costs of suit.

         IN WITNESS WHEREOF, the undersigned have caused this Purchase Agreement to be executed by the undersigned persons thereunto duly authorized.

                                 "Company"

                                 COMPREHENSIVE CARE CORPORATION

                                 By:    /s/ Chriss W. Street
                                    --------------------------------------------
                                        Chriss W. Street, Chairman of the Board,
                                        Chief Executive Officer and President

                                             "Purchasers"

                                                  /s/ James R. Moriarty
                                              --------------------------------
                                              James R. Moriarty, an individual

                                  SCHEDULE 2.3
                                       TO
                         COMMON STOCK PURCHASE AGREEMENT

                              Pending or Threatened
                     Litigation or Governmental Proceedings

             INCORPORATED BY REFERENCE TO RELEVANT DISCLOSURE IN THE
                         COMPREHENSIVE CARE CORPORATION
                          QUARTERLY REPORT ON FORM 10-Q
                     FOR THE QUARTER ENDED NOVEMBER 30, 1994
        IN THE FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 2.4
                                       TO
                         COMMON STOCK PURCHASE AGREEMENT

                                                                             POST RECLASS.
                                                                             REVERSE SPLIT
                                                        PRE RECLASS.          (1 FOR 10)
                                                        ------------         -------------

Shareholders' (Common Stock Purchase) Rights Plan       21,986,916(2)        2,314,529(3)

Incentive Stock Option Plan(1)                           1,487,666             400,000*

Non Statutory Stock Option Plan(1)                         360,000             200,000*

Options not within a Plan                                1,500,000             150,000

Afield Option                                              100,000              10,000

Directors' Stock Plan                                          N/A             200,000**

Secured Convertible Notes                                      N/A             333,333
due January 1997

Shares issuable on Conversion of

Convertible Subordinated Debentures (approx.)              335,000              33,500(4)

- ---------------
(1) Less exercised options.

(2) Had exceeded the total number of authorized and unissued shares or treasury shares of Common Stock that were available for issuance under the Shareholders' Rights Plan.

(3) Includes 100,000 shares issued to Lindner Investments, Inc. in February
    1995.

(4) Excludes an estimated maximum of 150,000 shares issuable upon future exchange as proposed under the March 3, 1995 letter agreement between the Company and a representative of debentureholders. Also excludes an estimated 200,000 shares issuable for the acquisition by AccessCare, Inc. of American Mental Healthcare, Inc.

  * Reflects the 1-for-10 reverse stock split effected in October 1994. Share certificates representing old common stock not yet surrendered have been included as the number of shares of Common Stock into which converted by the reverse stock split without adjustment for the effect of payment in lieu of fractional shares, which is believed by the Company to have an insubstantial effect on the number of outstanding shares.

 ** Implemented after the 1-for-10 reverse stock split by the adoption of such plan by majority vote of the stockholders present or represented at the 1994 Annual Meeting of Stockholders.

                                  SCHEDULE 2.5
                                       TO
                         COMMON STOCK PURCHASE AGREEMENT

                                  Subsidiaries

                                                   % STOCK OWNED                    STATE OF INCORP.
                                                 ------------------              ---------------------
CareManor Hospital of Washington, Inc.                  100%                          Washington
Trinity Oaks Hospital, Inc.                             100%                          Texas
Starting Point, Inc.                                    100%                          California
CareInstitute (Non-Profit)                              100%                          California
CareUnit Clinic of Washington, Inc.                     100%                          Washington
CareUnit Hospital of Ohio, Inc.                         100%                          Ohio
CareUnit, Inc.                                          100%(7)                       Delaware
AccessCare, Inc.                                       86.5%(8)                       Nevada
Newport Point, Inc.(1)(4)                                80%                          Delaware
Access Managed Care, Inc.(2)                            100%                          Ohio
Managed Behavioral HealthCare, Inc.(1)(3)               100%                          Florida
N.P.H.S., Inc.(2)                                       100%                          California
NeuroAffiliates Company(2)(6)                           100%                          California
CareUnit, Inc.(1)                                       100%                          California
Comprehensive Care Corporation(1)                       100%                          Nevada
CareUnit Hospital of St. Louis, Inc.(1)                 100%                          Missouri
CareUnit Hospital of Albuquerque, Inc.(1)               100%                          New Mexico
CareUnit Hospital of Nevada, Inc.(1)                    100%                          Nevada
CareUnit of Chicago, Inc.(1)                            100%                          Illinois
GVHC, Inc.(1)                                            50%                          Minnesota
CMP Properties, Inc.(1)                                 100%                          Oregon
CompCare Health Services, Ltd.(1)                       100%                          Canada
AccessCare of Washington, Inc.(2)(5)                    100%                          Washington
CareUnit of Florida, Inc.(2)                            100%                          Florida

- ---------------
(1) Inactive and in the process of dissolution.

(2) Inactive.

(3) Formerly known as Mental Health Programs, Inc.

(4) Stock interest held by Starting Point, Inc.

(5) Stock interest held by AccessCare, Inc.

(6) Unincorporated.  N.P.H.S. holds this interest.

(7) The Company has agreed to pledge these shares to secure its performance of the letter agreement dated March 3, 1995 between the Company and a representative of debentureholders, which requires that the Company offer up to approximately $4,775,000 in cash, plus $1,150,000 in shares of Common Stock, plus $765,000 in cash in lieu of interest, to exchanging debentureholders, assuming the tender of all of the outstanding debentures.

(8) Reflects anticipated purchase by Physician Corporation of America of shares of preferred stock, which is subject to execution of definitive agreements and various conditions.